Exhibit 10.76
SECOND AMENDMENT
TO THE
SECURITY AGREEMENT
     Commerce Energy, Inc. (“Customer”) and Tenaska Power Services Co. (“TPS”) are Parties to the Security Agreement effective August 1, 2005 (“Agreement”). Customer and TPS enter into this Second Amendment to the Agreement (“Second Amendment”) effective June 22, 2007 (“Effective Date”).
     WHEREAS, Customer and TPS are Parties to the Agreement;
     WHEREAS, the Parties desire to amend the Agreement by adding and revising language to the Covenants section; and
     Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both Parties, Customer and TPS hereby agree as follows:
SECOND AMENDMENT
1.	Unless otherwise defined in this Second Amendment, capitalized terms used in this Second Amendment shall have the same meaning as that given to such terms in the Agreement.

2.	After Section 2(g), the Parties agree to insert a new paragraph in Section 2 as follows:
(h) “Customer may be allowed by TPS to exempt any of its customers that exceed an average on-peak load of one (1) MWh per hour for any calendar month (“Large Retail Load”) from Collateral in (a) – (g) above if Customer has purchased energy to meet such Large Retail Load’s expected full requirements from a wholesale energy supplier other than TPS (“Alternative Supplier”) and so informs TPS in writing of such circumstance, and in such notice, informs TPS of the duration of Customer’s sales arrangement with the Alternative Supplier to supply such Large Retail Supplier. Customer shall provide confirming documentation of the supply arrangement from the Alternative Supplier or cause the Alternative Supplier to provide written confirmation directly to TPS. In the event Customer grants, or intends to grant, a security interest to the Alternative Supplier or other third party in the receivables from the Large Retail Load, Customer shall cause the Alternative Supplier or other third party to enter into a reasonable intercreditor agreement with TPS concerning the respective security interest rights of TPS and Alternative Supplier or other third party. TPS agrees that once such a notice is received, and a reasonable intercreditor agreement is entered, TPS will (i) refrain from enforcing, and waive for the duration of such sales arrangement with the Alternative Supplier to supply the Large Retail Load, any Security Interest that it may have in receivables from such Large Retail Load, (ii) no longer consider such as part of the Collateral for the duration of the term of Customer’s sales arrangement with the Alternative Supplier to supply the Large Retail Load, and (iii) in any intercreditor agreement entered with an Alternative Supplier or other third party shall subordinate its Security Interest in receivables from the Large Retail Load to that of the Alternative Supplier or other third party for the duration of Customer’s sales arrangement with the Alternative Supplier to supply the Large Retail Load. In the Collateral Balance Report furnished to TPS pursuant to Section 6(e), Customer shall show TPS a line item subtracting any exempted Large Retail Load receivables from the Credit Amount”
3.	The Parties agree to amend Section 6(e)(ii)(1) of Section 6 of the Agreement to:
(a) delete the number “100%” in line 1 thereof, and replace it with “80%”, and
(b) delete the phrase “ninety (90)” in line two thereof, and replace it with “thirty (30)”.
4.	The Parties agree to amend Section 6(e)(ii) of the Agreement to add a new subsection (2) as follows:
     “(2) 50% of all Accounts which have been billed by Commerce Energy to the account debtor, the payment of which is not less than thirty-one (31) days, and not more than sixty (60) days past due; plus”.
5.	The Parties agree to renumber the remaining subsections of Section 6 following the newly inserted subsection (2), and to add the word “plus” to the end of such renumbered subsections (3), (4), (5), and (6).

6.	The Parties agree to amend the renumbered subsection (4) of Section 6(e)(ii) to add the phrase “,up to, but not to exceed, the minimum Lockbox Balance requirement of One Hundred Thousand Dollars (“$100,000”) after the phrase “other than Non-ERCOT Funds” in line one.

7.	The Parties agree to amend the renumbered subsection (7) of Section 6(e)(ii) by
(a) striking “100%” in line one, and substituting therefore “80%;” and
(b) deleting the period at the end of the subsection, converting it to a semicolon, and inserting thereafter the phrase:
“provided that the contribution of (1), (2), (3) and (7) above shall not exceed fifteen million dollars ($15,000,000.00) (“Credit Limit”) for purposes of calculating the Credit Amount in 6(e)(ii), for the period commencing with the Effective Date of this Second Amendment through June 1, 2008; provided that TPS will raise the Credit Limit to twenty two million ($22,000,000.00) for the limited term of July 1 through September 20, 2007 as long as there has not been a material adverse change, or occurrence of a circumstance which could result in material adverse change, to Customer’s credit worthiness in TPS’s sole reasonable opinion. The Parties mutually agree that on or before May I of each year, they will begin discussions to determine if the Credit Limit should be adjusted and will agree, in writing as an amendment to the Security Agreement, on any such adjustments to the Credit Limit for the next twelve months ending June 1 of the following year. The Parties shall reach agreement no later than May 15 (or if May 15 is not a Business Day, the next Business Day) . Absent mutual agreement, the existing Credit Limit shall remain in effect.”
8.	The Parties agree to amend Section 6(f) by adding the phrase “excluding Non-ERCOT Funds” after “the balance of the Lockbox” in line one.

9.	After Section 6(1), the Parties agree to insert the following language as section (m):

pursuant to Section 6(e), Customer shall show TPS a line item subtracting any exempted Large Retail Load receivables from the Credit Amount.”
3.	The Parties agree to amend Section 6(e)(ii)(1) of Section 6 of the Agreement to:
(a) delete the number “100%” in line 1 thereof, and replace it with “80%”, and
(b) delete the phrase “ninety (90)” in line two thereof, and replace it with “thirty (30)”.
4.	The Parties agree to amend Section 6(e)(ii) of the Agreement to add a new subsection (2) as follows:
     “(2) 50% of all Accounts which have been billed by Commerce Energy to the account debtor, the payment of which is not less than thirty-one (31) days, and not more than sixty (60) days past due; plus”.
5.	The Parties agree to renumber the remaining subsections of Section 6 following the newly inserted subsection (2), and to add the word “plus” to the end of such renumbered subsections (3), (4), (5), and (6).
6.	The Parties agree to amend the renumbered subsection (4) of Section 6(e)(ii) to add the phrase “,up to, but not to exceed, the minimum Lockbox Balance requirement of One Hundred Thousand Dollars (“$100,000”) after the phrase “other than Non-ERCOT Funds” in line one.
7.	The Parties agree to amend the renumbered subsection (7) of Section 6(e)(ii) by
(a) striking “100%” in line one, and substituting therefore “80%;” and
(b) deleting the period at the end of the subsection, converting it to a semicolon, and inserting thereafter the phrase:
“provided that the contribution of (1), (2), (3) and (7) above shall not exceed fifteen million dollars ($15,000,000.00) (“Credit Limit”) for purposes of calculating the Credit Amount in 6(e)(ii), for the period commencing with the Effective Date of this Second Amendment through June 1, 2008; provided that TPS will raise the Credit Limit to twenty two million ($22,000,000.00) for the limited term of July 1 through September 20, 2007 as long as there has not been a material adverse change, or occurrence of a circumstance which could result in material adverse change, to Customer’s credit worthiness in TPS’s sole reasonable opinion. The Parties mutually agree that on or before May 1 of each year, they will begin discussions to determine if the Credit Limit should be adjusted and will agree, in writing as an amendment to the Security Agreement, on any such adjustments to the Credit Limit for the next twelve months ending June 1 of the following year. The Parties shall reach agreement no later than May 15 (or if May 15 is not a Business Day, the next Business Day) . Absent mutual agreement, the existing Credit Limit shall remain in effect.”
8.	The Parties agree to amend Section 6(f) by adding the phrase “excluding Non-ERCOT Funds” after “the balance of the Lockbox” in line one.
9.	After Section 6(1), the Parties agree to insert the following language as section (m):

“(m) Notice. The Parties agree that Customer will provide TPS at least one Business Day advance notice that Customer desires for TPS to provide an executable wholesale energy supply quote to supply energy to a new or existing customer where the wholesale supply sought by Customer is either: (i) for quantities which exceed 10 MWh per hour average during the on-peak hours for a month, or (ii) for a term duration greater than twelve consecutive months, or (iii) the commencement of energy delivery exceeds twelve consecutive months in the future.”
10.	Unless expressly changed by this Second Amendment, all other terms of the Agreement shall remain in full force and effect.
11.	This Second Amendment may be executed in multiple counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.	This Second Amendment contains the entire agreement between the Parties with respect to the subject matter of this Second Amendment and supersedes any previous understandings, commitments, or agreements, oral or written, with respect to such subject matter of this Second Amendment.
     WHEREFORE, the Parties acknowledge and agree to this Second Amendment effective as of the Effective Date.

TENASKA POWER SERVICES CO.		COMMERCE ENERGY, INC.

By:	/s/ Trudy Harper	By:	/s/ R. Nick Cioll

Name:	Trudy Harper	Name:	R. Nick Cioll
Title:	President	Title:	Chief Risk Officer